AMENDED AND RESTATED REVOLVING
                    GRID PROMISSORY NOTE (NON-NEGOTIABLE)

Up to U.S. $1,000,000                                            March 22, 2001
                                         Executed at: San Francisco, California

         FOR VALUE RECEIVED, MEADOW POINTE GENERAL PARTNERSHIP, a Florida general partnership ("Maker"), hereby promises to pay to the order of MEADOW POINTE EAST, L.L.C., a Delaware limited liability company ("Lender"), at its offices at 100 Bush Street, Suite 1250, San Francisco, California 94104 (or at such other place or places as Lender or the holder hereof may designate in writing, from time to time), the aggregate amount of: (a) all amounts advanced (the "Advances") by Lender to Maker pursuant to that Meadow Pointe General Partnership Agreement between Lender and Maker, (b)all interest accrued on the Advances from time to time, and (c) the face amount, and cost of obtaining, any letter of credit which may be furnished by Lender pursuant to the terms of that Agreement for Development, Sale and Purchase of Real Property by and between Clearwater Bay Associates, Inc. and Meadow Pointe General Partnership, dated October 5, 1999, which aggregate amount shall not exceed the sum of ONE MILLION AND NO/100 DOLLARS (U.S.$1,000,000.00) (the "Loan"), or such lesser sum outstanding at the time when payment is due hereunder, in lawful money of the United States of America, together with interest accruing thereon from the date hereof at the rates and times hereinafter provided calculated on the daily principal balance from time to time outstanding hereunder as is indicated from time to time on the Grid Schedule attached hereto as Exhibit "A."

         1.       Amendment and Restatement.
                  -------------------------

         This Promissory Note (the "Note") shall be deemed to be effective on October 3, 1999, and shall amend, restate and replace that certain Grid Promissory Note (Non-Negotiable) executed and delivered by Maker to Lender dated October 3, 1999 (the "Original Note"). Maker acknowledges that, as of March 5, 2001, the outstanding principal balance of the Original Note, and the accrued and unpaid interest thereon, totaled $703,869.92.

         2.       Revolving Loan.
                  --------------

         The Loan represented by this Note is a revolving credit such that, during the term hereof, the Maker may borrow, repay and reborrow from time to time hereunder; provided, however, that the aggregate amount outstanding under the Loan (as defined hereinabove) may increase or decrease but shall never exceed the sum of U.S. $1,000,000.00.


          3.     Principal and Interest Payments.
                 -------------------------------


         Maker promises to pay interest (calculated on the basis of a 360-day year for the actual number of days elapsed) on the outstanding principal balance, plus accrued interest from time to time outstanding hereunder from the date hereof at the prime rate (or similar base rate) of Wells Fargo & Company, adjusted from day to day, plus one (1) point (the "Interest"). The unpaid principal balance and all accrued interest, shall be due and payable as follows:

                  (a) Maker shall repay the principal due and payable, together with any unpaid and accrued Interest due and payable hereunder, in full by no later than October 6, 2004 (the "Due Date"), which shall be a date five (5) years after the effective date hereof; provided, however, that Maker agrees that to the extent it has available cash flow, it will use such available cash flow, from time to time, to repay the principal due and payable, together with any unpaid and accrued Interest due and payable hereunder, in full; and

                  (b) Accrued Interest shall be paid semiannually on January 1 and July 1 of each calendar year subsequent to the date hereof.

                  (c) All payments hereunder will be made by cash, check or wire transfer in such coins or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         4.       Intent Not to Commit Usury.
                  --------------------------

         Nothing herein contained, nor any transactions related hereto, shall be construed or so operate as to require Maker to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to applicable law. Should any interest or other charges paid by Maker or any party liable for the payment of this Note in connection with the Loan result in the computation or earning of interest in excess of the maximum rate of interest that is legally permitted under applicable law, then any and all such excess shall be and the same is hereby waived by Lender and the holder hereof, and any and all such excess paid by Maker shall be automatically credited against and in reduction of the balance due under this indebtedness, and the portion of said excess which exceeds the balance due under this indebtedness shall be paid by Lender to Maker and parties liable for the payment of this Note.

         5. Consent to Extensions of Time. It is agreed that the granting to Maker of this Note or any other party of an extension or extensions of time for the payment of any sum or sums due hereunder or under any document delivered in connection with this Note or for the performance of any covenant or stipulation thereof shall not in any way release or affect the liability of Maker of this Note.

         6.       Waivers.
                  -------

         Maker and all endorsers, sureties and guarantors of this Note hereby waive demand, presentment, notice of nonpayment, dishonor and protest.

         7.       Attorneys' Fees.
                  ---------------

         In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, Maker and all endorsers and guarantors of this Note agree to pay reasonable attorneys' fees for making such collection, including but not limited to, all fees and costs incident to any appellate, post-judgment and bankruptcy proceedings that may result, whether the holder hereof is obligated therefor or not.

         8.       Jurisdiction and Venue.
                  ----------------------

         Any civil action or legal proceeding arising out of or relating to this Note shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Note, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

         9.       Governing Law.
                  -------------

         The provisions of this Note, and any documents or instruments related hereto or executed in conjunction herewith, shall be construed according to the laws of the State of Florida, except if federal law would allow the payment of interest hereunder at a higher maximum rate than would applicable Florida law, such federal law shall apply to the determination of the highest applicable lawful rate of interest hereunder.

         10.      Limitation on Advances and Use of Proceeds of this Note.
                  -------------------------------------------------------

         Maker may request advances hereunder solely for the payment of the actual development costs incurred by Maker in connection with development and construction of real property located in Pasco County, Florida and for no other purpose. No funds advanced by Lender shall be utilized for any purpose other than as specified herein. Advances under this Note shall be made not more than once each month. All advances hereunder shall be made by cashier's check or by wire transfer of funds into a bank account in the State of Florida maintained by Maker or an authorized agent of Maker. Maker hereby irrevocably authorizes and instructs the holder hereof to note on the Grid Schedule attached hereto as Exhibit "A" all advances of principal made hereunder, all accruals of interest hereunder and all repayments of principal or interest hereunder. The amounts noted thereon shall be conclusive and binding upon the parties as to the indebtedness evidenced hereby absent fraud or manifest error. Lender shall have no obligation to make any advances to Maker if Devco III, L.L.C., a Florida limited liability company ("Devco"), or Donald A. Buck is in breach of any provision of the Agreement of General Partnership of Maker, between Devco and Lender.

         11.      Consent to Changes.
                  ------------------

         Maker consents and agrees that the granting to Maker or to any other party of any extension of time for the performance of any covenant or stipulation herein or the release of Maker or any other party, or the agreement of Lender not to sue Maker or any other party, or the suspension of the right to enforce this Note against Maker or any other party, or the discharge of Maker or any other party, shall not in any way release or affect the liability of Maker, all rights against such parties being expressly reserved.

         12.      Amendment.
                  ---------

         The provisions of this Note may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Note. Maker has executed this Note as a principal and not as a surety or accommodation party.

         13.      Assumability.
                  ------------

         This Note shall not be assumable without Lender's prior written consent, which may be withheld for any reason whatsoever.

         14.      Prepayment.
                  ----------

         This Note may be prepaid, in whole or in part, at any time without penalty provided that any partial payment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payment unless Lender shall otherwise agree in writing in its sole discretion.

         IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

                 MEADOW POINTE GENERAL PARTNERSHIP

                 By: MEADOW POINTE EAST, LLC, a Delaware limited liability company, and a general partner

                 By: /s/ Stuart B. Aronoff
                     ----------------------------------------
                     Name: Stuart B. Aronoff
                     Title: Senior Vice President

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

         Personally appeared before me, the undersigned authority in and for the
said  county  and  state,  on  this  22nd day  of  March,   2001,  within  my
jurisdiction, the within named Stuart B. Aronoff, who acknowledged that he is the Senior Vice President of MEADOW POINT EAST, LLC, a Delaware limited liability company, and that for and on behalf of the said corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                          /s/ Linda Jean Papciak
                                          -------------------------------
                                          Print Name: Linda Jean Papciak
         (NOTARY SEAL)                    NOTARY PUBLIC - STATE OF CALIFORNIA
                                          Commission Number: 1209545
                                          My commission expires: Feb. 27, 2003

                                  EXHIBIT "A"

                                GRID SCHEDULE



                Principal           Principal             Interest           Interest
Date             Advance            Repayment             Accrual            Repayment           Balance
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